Exhibit 5.1

EDWARDS ANGELL PALMER & DODGE LLP
350 East Las Olas Boulevard, Suite 1150
Ft. Lauderdale, FL 33301

May 8, 2007

vFinance, Inc.
3010 North Military Trail
Suite 300
Boca Raton, FL 33431

Re: Registration Statement on Form S-1 (SEC File No. 333-138658)

Ladies and Gentlemen:

We have acted as legal counsel to vFinance, Inc., a Delaware corporation (the “Company”), with respect to the above referenced Registration Statement on Form S-1 (the “Registration Statement”) initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on November 13, 2006. The Registration Statement relates to the registration for resale of up to 13,000,000 shares (the “Securities”) of outstanding common stock of the Company, $0.001 par value per share.

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the relevant statutory provisions of the Delaware General Corporation Law and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Securities have been duly authorized by all necessary corporate action on the part of the Company, and have been validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as amended, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Securities only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ EDWARDS ANGELL PALMER & DODGE LLP

EDWARDS ANGELL PALMER & DODGE LLP